Exhibit 4.6

EXECUTION VERSION

FIRST AMENDMENT TO SECURED CONVERTIBLE NOTE PURCHASE AGREEMENT

THIS FIRST AMENDMENT TO SECURED CONVERTIBLE NOTE PURCHASE AGREEMENT (this “First Amendment”) is made as of April 22, 2021, by and among Core Scientific Holding Co., a Delaware corporation (the “Company”), the Guarantors party hereto, the Purchaser party hereto and U.S. Bank National Association, as note agent and as collateral agent for the Secured Parties (in such capacities, the “Agents”).

RECITALS

WHEREAS, the Company has entered into that certain Secured Convertible Note Purchase Agreement, dated as of April 19, 2021 (as amended, restated, supplemented and/or otherwise modified from time to time, the “Purchase Agreement”; capitalized terms used but not otherwise defined herein having the meanings ascribed thereto therein), by and among the Company, the Guarantors from time to time party thereto, the Purchasers from time to time party thereto and the Agents; and

WHEREAS, the Company desires to amend, and the Purchaser party hereto constituting the Required Holders has agree to amend, the Purchase Agreement, on the terms set forth herein.

AGREEMENT

NOW THEREFORE, in consideration of the foregoing, the parties hereto, intending to be legally bound, hereby agree as follows:

1.    AMENDMENT. Effective as of the First Amendment Effective Date (as defined below), the Purchase Agreement is hereby amended by amending and restating clause (i) to the proviso appearing in Section 2.2(a) thereof as follows: “(i) each Additional Closing Date shall have occurred on or about April 26, 2021, but in any event, not later than April 30, 2021”.

2.    CONDITIONS PRECEDENT. This First Amendment shall become effective on the date (the “First Amendment Effective Date”) on which the Company shall have received counterparts of this First Amendment duly executed by each party hereto.

3.    MISCELLANEOUS.

3.1    Effect of Agreement. Except as set forth expressly herein, all terms of the Purchase Agreement, as amended hereby, and the other Note Documents shall be and remain in full force and effect and shall constitute the legal, valid, binding and enforceable obligations of the parties hereto. This Amendment shall constitute a “Note Document” for all purposes of the Purchase Agreement.

3.2    Entire Agreement. This Note and the other Note Documents constitute the entire contract among the parties hereto regarding to the subject matters addressed herein and supersede any and all previous agreements, negotiations, and discussions, oral or written, by the parties regarding the subject matters addressed herein.

3.3    Successors and Assigns. The terms and conditions of this First Amendment shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.

3.4    Expenses, Governing Law, Etc. This First Amendment is subject to the provisions of Section 10.2 (Governing Law), Section 10.3 (Jurisdiction and Venue), Section 10.4 (Waiver of Jury Trial) and Section 10.10(a) (Expenses and Indemnification) of the Purchase Agreement, which are by this reference incorporated herein in full, mutatis mutandis. U.S. Bank National Association is entering into this First Amendment solely in its capacity as Note Agent and Collateral Agent pursuant to the direction from the Required Holders. In acting hereunder, the Agents shall be entitled to all of the rights, privileges and immunities of the Agents in acting hereunder, including without limitation the obligations of the Holders pursuant to Section 9.3 and Section 9.6 of the Purchase Agreement.

3.5    Counterparts. This First Amendment may be executed in one or more counterparts (and by different parties hereto in different counterparts), each of which shall be deemed an original, but all of which together shall constitute a single contract. Any counterpart of a signature page to this First Amendment may be delivered by facsimile, electronic mail (including “.pdf” or “.tif”) or by means of an electronic signature complying with the Electronic Signatures in Global and National Commerce Act, the New York Electronic Signature and Records Act or any other similar state laws based on the Uniform Electronic Transactions Act and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes to the fullest extent permitted by applicable law. The Note Parties agree to assume all risks arising out of the use of using digital signatures and electronic methods to submit communications to the Note Agent, including without limitation the risk of the Note Agent acting on unauthorized instructions, and the risk of interception and misuse by third parties.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the date first written above.

CORE SCIENTIFIC HOLDING CO.

By:	/s/ Michael Trzupek
Name: Michael Trzupek
Title: Chief Financial Officer

CORE SCIENTIFIC, INC.

By:	/s/ Michael Trzupek
Name: Michael Trzupek
Title: Chief Financial Officer

AMERICAN PROPERTY ACQUISITION, LLC
BY: CORE SCIENTIFIC, INC., ITS SOLE MEMBER

By:	/s/ Michael Trzupek
Name: Michael Trzupek
Title: Chief Financial Officer

AMERICAN PROPERTY ACQUISITIONS I, LLC
BY: AMERICAN PROPERTY ACQUISITION, LLC, ITS SOLE MEMBER
BY: CORE SCIENTIFIC, INC., ITS SOLE MEMBER

By:	/s/ Michael Trzupek
Name: Michael Trzupek
Title: Chief Financial Officer

AMERICAN PROPERTY ACQUISITIONS VII, LLC
BY: AMERICAN PROPERTY ACQUISITION, LLC, ITS SOLE MEMBER
BY: CORE SCIENTIFIC, INC., ITS SOLE MEMBER

By:	/s/ Michael Trzupek
Name: Michael Trzupek
Title: Chief Financial Officer

U.S. BANK NATIONAL ASSOCIATION, AS NOTE AGENT AND AS COLLATERAL AGENT

By:	/s/ Joshua Hahn
Name: Joshua Hahn
Title: Authorized Signatory

CELSIUS CORE LLC

By:	/s/ Ron Deutsch
Name: Ron Deutsch
Title: Chief Revenue Officer